Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AEGON USA Investment Management, LLC 2002 Long-Term Incentive Plan for the registration of 65,716 Common Shares, of our report dated March 29, 2005, with respect to the consolidated financial statements and schedules of AEGON, N.V. included in its Annual Report (Form 20-F) for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

The Hague, The Netherlands, April 4, 2005

/S/ ERNST & YOUNG ACCOUNTANTS

Ernst & Young Accountants